Exhibit 99

NEWS

ANADARKO ANNOUNCES 2015 FOURTH-QUARTER
AND FULL-YEAR RESULTS

EXPECTS TO REDUCE 2016 CAPITAL PROGRAM BY NEARLY 50 PERCENT

HOUSTON, Feb. 1, 2016 - Anadarko Petroleum Corporation (NYSE: APC) today announced 2015 fourth-quarter results, reporting a net loss attributable to common stockholders of $1.250 billion, or $2.45 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased the net loss by $954 million, or $1.88 per share (diluted), on an after-tax basis.(1) Cash flow from operating activities in the fourth quarter of 2015 was $257 million, and discretionary cash flow totaled $810 million.(2)
For the year ended Dec. 31, 2015, Anadarko reported a net loss attributable to common stockholders of $6.692 billion, or $13.18 per share (diluted). Full-year 2015 net cash used in operating activities was $1.877 billion. Discretionary cash flow for the year totaled $4.657 billion.(2)

2015 HIGHLIGHTS

•	Reduced year-over-year capital expenditures by almost 40 percent, while delivering 4-percent divestiture-adjusted(3) sales-volume growth over 2014

•	Achieved an organic reserve-replacement ratio of more than 130 percent before the effects of price revisions

•	Closed $2.0 billion of monetizations

“As discussed last year at this time, we did not expect oil prices to recover in 2015 and believed it could take well into 2016 before markets would stabilize on a sustained basis, costs would become more aligned with the new operating environment and investments in short-cycle assets would be more attractive. Therefore, value enhancement drove our capital-allocation philosophy,” said Anadarko Chairman, President and CEO Al Walker. “As a result, we reduced our year-over-year spending in 2015 by more than $3 billion, down nearly 40 percent from the previous year, with the largest portion of this reduction coming from our short-cycle opportunities. Through the hard work and innovation of our employees, we exceeded our initial expectations on nearly every operating metric. We dramatically improved efficiencies and reduced controllable spending by approximately $500 million, while enhancing our base production, and delivering an incremental 25,000 barrels per day of higher-margin oil sales volumes. In addition, we closed $2 billion of monetizations, significantly in excess of our initial expectations.
“As we consider capital allocation for 2016, greater market dislocation appears likely, and the need to again materially lower our capital spending, while continuing to pursue value creation and preservation, is our best course of action,” added Walker. “In light of this, we anticipate recommending to our Board an initial 2016 budget of approximately $2.8 billion, which would be nearly 50 percent lower than our actual 2015 capital investments and almost 70 percent lower than 2014. On March 1, we will host an investor conference call and look forward to going into greater detail at that time about our definitive 2016 capital plans and expectations.
“We believe the accomplishments achieved in 2015, coupled with the steps we are taking in 2016 to materially reduce our capital spending, leverage our competitive advantages and protect our balance sheet, will serve our shareholders well. These actions should enable us to successfully manage through the current market volatility and position Anadarko for future success.”

SALES VOLUMES AND PROVED RESERVES
Anadarko’s full-year sales volumes of crude oil, natural gas and natural gas liquids (NGLs) totaled 305 million barrels of oil equivalent (BOE), or an average of 836,000 BOE per day. Fourth-quarter 2015 sales volumes of crude oil, natural gas and NGLs averaged approximately 779,000 BOE per day.
Anadarko organically added 407 million BOE of proved reserves in 2015 before the effects of price revisions and incurred oil and natural gas exploration and development costs of approximately $5.8 billion.(2) The company estimates its proved reserves at year-end 2015 totaled approximately 2.06 billion BOE, with nearly 80 percent of its reserves categorized as proved developed. At year-end 2015, Anadarko’s proved reserves were comprised of 52 percent liquids and 48 percent natural gas.

OPERATING HIGHLIGHTS
In 2015, Anadarko increased its percentage of capital investments in longer cash cycle opportunities, such as advancing its large-scale deepwater projects and exploration. The company’s U.S. onshore investments were primarily allocated toward the Wattenberg field in northeastern Colorado and the Delaware Basin in West Texas, both of which demonstrated strong growth year over year. In the Wattenberg field, relative to 2014, Anadarko reduced drilling costs per foot by 50 percent and completion costs by 32 percent, while increasing oil sales volumes almost 30 percent. Anadarko also continued to successfully delineate its top-tier 600,000-gross-acre position with multiple stacked play opportunities in the Delaware Basin. With estimated ultimate recoveries (EURs) already approaching 1 million BOE per well in the Wolfcamp Shale, encouraging results from the Second Bone Spring formation, improved efficiencies, cost reductions, and expanded midstream infrastructure, the company expects to increase its identified drilling locations and recoverable-resource estimates in the basin beyond the current estimates of more than 1 billion BOE as the program continues to advance.
Anadarko also continued to demonstrate its industry-leading project management expertise as its Lucius development in the Gulf of Mexico achieved first oil on budget and on schedule in January 2015. Subsequent to year-end, the Anadarko-operated Heidelberg spar successfully achieved first oil with excellent safety performance, three months ahead of schedule and under budget.
During 2015, Anadarko made significant progress advancing its Mozambique LNG project. Milestones included the signing of a Unitization and Unit Operating agreement with Eni for the development of the natural gas resources that straddle Offshore Area 1 and Offshore Area 4, signing a Memorandum of Understanding with the Government of Mozambique to provide natural gas from the development for domestic use, selecting a contractor for the initial onshore development, and progressing more than 8 million tonnes per annum of LNG offtake to long-term sales contracts. Offshore Ghana, the third-party operated TEN development was more than 80-percent complete at year-end and on track to achieve first oil in the third quarter of 2016.

OPERATIONS REPORT
For additional details on Anadarko’s fourth-quarter 2015 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL HIGHLIGHTS
Anadarko ended 2015 with $939 million of cash on hand, which reflects remittance of the $5.2 billion final payment resolving the Tronox Adversary Proceeding. In December, the company extended the maturity of its $3 billion unsecured revolving credit facility to January 2021, and in January 2016, Anadarko renewed its $2 billion 364-day credit facility to a new maturity in 2017, further supporting the company’s strong liquidity position.
During the year, the company generated approximately $4.7 billion of discretionary cash flow(2) and $2.0 billion from monetizations, which more than covered its capital investments of approximately $5.9 billion, including approximately $525 million of capital investments by its subsidiary Western Gas Partners, LP (NYSE: WES).

CONFERENCE CALL TOMORROW AT 8 A.M. CST, 9 A.M. EST
Anadarko will host a conference call on Tuesday, Feb. 2, 2016, at 8 a.m. Central Standard Time (9 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2015 results. The dial-in number is 844.836.8743 in the U.S. or 412.317.5438 internationally. Participants can register for the conference at http://dpregister.com/10077883. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including costs incurred, proved reserves and current hedge positions.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2015, the company had approximately 2.06 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment, finalize year-end reserves, and timely complete and commercially operate the projects and drilling prospects identified in this news release, receipt of final approval of the Unitization and Unit Operating agreement from the Government of Mozambique, the ability of Anadarko and the Government of Mozambique to finalize the legal and contractual framework relating to the Memorandum of Understanding, and Anadarko’s ability to enter into a definitive agreement with the contractor for onshore development, successfully plan, secure necessary government approvals, finance, build and operate the necessary infrastructure and LNG park in Mozambique, increase its recoverable-resource estimate in the Delaware Basin, and achieve production and budget expectations on its mega projects. See “Risk Factors” in the company’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their regulatory filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definition for such items. Anadarko uses terms in this news release such as “estimated ultimate recoveries,” “recoverable-resource estimate,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2014, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544
Shandell Szabo, shandell.szabo@anadarko.com, 832.636.3977

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended December 31, 2015
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$139	$88	$0.17
Gains (losses) on divestitures, net (after noncontrolling interest)	(7)	(5)	(0.01)
Impairments
Producing properties (after noncontrolling interest)	(1,205)	(761)	(1.50)
Exploration assets	(144)	(93)	(0.18)
Clean Water Act penalty accrual	(70)	(70)	(0.14)
Settlement accrual	(74)	(47)	(0.09)
Inventory adjustments	(38)	(25)	(0.05)
Environmental reserves	(29)	(18)	(0.03)
Other adjustments	(13)	(10)	(0.02)
Change in uncertain tax positions (FIN 48)	—	(13)	(0.03)
	$(1,441)	$(954)	$(1.88)

*	Includes $106 million related to commodity derivatives, $32 million related to other derivatives, and $1 million related to gathering, processing, and marketing sales.

	Quarter Ended December 31, 2014
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(254)	$(162)	$(0.32)
Gains (losses) on divestitures, net	(303)	(192)	(0.38)
Impairments, including unproved properties	(548)	(346)	(0.68)
Inventory adjustments	(60)	(38)	(0.07)
Cash received in early settlement of oil derivatives	126	80	0.16
Litigation settlement	50	32	0.06
Interest expense related to Tronox settlement	(22)	(14)	(0.03)
Change in uncertain tax positions (FIN 48)	—	58	0.11
	$(1,011)	$(582)	$(1.15)

*	Includes $40 million related to commodity derivatives, $(293) million related to other derivatives, and $(1) million related to gathering, processing, and marketing sales.
Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP), cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), as well as free cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Quarter Ended
	December 31, 2015		December 31, 2014
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(1,250)	$(2.45)	$(395)	$(0.78)
Less certain items affecting comparability	(954)	(1.88)	(582)	(1.15)
Adjusted net income (loss)	$(296)	$(0.57)	$187	$0.37

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt.

	Quarter Ended		Year Ended
	December 31,		December 31,
millions	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$257	$1,952	$(1,877)	$8,466
Add back
Increase (decrease) in accounts receivable	25	1	2	(103)
(Increase) decrease in accounts payable and accrued expenses	422	706	995	(97)
Other items, net	28	(163)	(772)	71
Tronox settlement payment	—	—	5,215	—
Certain nonoperating and other excluded items	70	1	96	119
Current taxes related to asset monetizations and Tronox tax position	8	(95)	998	938
Discretionary cash flow from operations	$810	$2,402	$4,657	$9,394

	Quarter Ended		Year Ended
	December 31,		December 31,
millions	2015	2014	2015	2014
Discretionary cash flow from operations	$810	$2,402	$4,657	$9,394
Less capital expenditures*	1,313	2,169	5,888	9,256
Free cash flow	$(503)	$233	$(1,231)	$138

*
Includes Western Gas Partners, LP (WES) capital expenditures of $120 million for the quarter ended December 31, 2015, $206 million for the quarter ended December 31, 2014, $525 million for the year ended December 31, 2015, and $696 million for the year ended December 31, 2014.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Presented below are reconciliations of costs incurred (GAAP) to oil and natural gas exploration and development costs (non-GAAP) and total debt (GAAP) to net debt (non-GAAP). Management believes oil and natural gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year, excluding certain obligations to be paid in future periods. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

Year Ended
December 31,
millions	2015
Costs incurred	$5,753
Asset retirement obligation liabilities incurred	(207)
Cash expenditures for asset retirement obligations	298
Oil and natural gas exploration and development costs	$5,844

	December 31, 2015
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$15,751	$2,707	$13,044
Less cash and cash equivalents	939	100	839
Net debt	$14,812	$2,607	$12,205

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$14,812	$12,205
Total equity		15,457	12,819
Adjusted capitalization		$30,269	$25,024

Net debt to adjusted capitalization ratio	49%	49%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions except per-share amounts	2015	2014	2015	2014
Consolidated Statements of Income
Revenues and Other
Oil and condensate sales	$1,156	$1,982	$5,420	$9,748
Natural-gas sales	395	811	2,007	3,849
Natural-gas liquids sales	189	351	833	1,572
Gathering, processing, and marketing sales	294	278	1,226	1,206
Gains (losses) on divestitures and other, net	19	(245)	(788)	2,095
Total	2,053	3,177	8,698	18,470
Costs and Expenses
Oil and gas operating	230	310	1,014	1,171
Oil and gas transportation	264	287	1,117	1,116
Exploration	384	639	2,644	1,639
Gathering, processing, and marketing	256	259	1,054	1,030
General and administrative	288	332	1,176	1,316
Depreciation, depletion, and amortization	1,022	1,215	4,603	4,550
Other taxes	93	263	553	1,244
Impairments	1,504	322	5,075	836
Other operating expense	154	29	271	165
Total	4,195	3,656	17,507	13,067
Operating Income (Loss)	(2,142)	(479)	(8,809)	5,403
Other (Income) Expense
Interest expense	209	199	825	772
(Gains) losses on derivatives, net	(222)	(256)	(99)	197
Other (income) expense, net	40	8	149	20
Tronox-related contingent loss	—	22	5	4,360
Total	27	(27)	880	5,349
Income (Loss) Before Income Taxes	(2,169)	(452)	(9,689)	54
Income Tax Expense (Benefit)	(645)	(102)	(2,877)	1,617
Net Income (Loss)	(1,524)	(350)	(6,812)	(1,563)
Net Income (Loss) Attributable to Noncontrolling Interests	(274)	45	(120)	187
Net Income (Loss) Attributable to Common Stockholders	$(1,250)	$(395)	$(6,692)	$(1,750)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(2.45)	$(0.78)	$(13.18)	$(3.47)
Net income (loss) attributable to common stockholders—diluted	$(2.45)	$(0.78)	$(13.18)	$(3.47)
Average Number of Common Shares Outstanding—Basic	508	507	508	506
Average Number of Common Shares Outstanding—Diluted	508	507	508	506

Exploration Expense
Dry hole expense	$193	$235	$1,052	$762
Impairments of unproved properties	81	267	1,215	483
Geological and geophysical expense	63	75	168	168
Exploration overhead and other	47	62	209	226
Total	$384	$639	$2,644	$1,639

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions	2015	2014	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$(1,524)	$(350)	$(6,812)	$(1,563)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, and amortization	1,022	1,215	4,603	4,550
Deferred income taxes	(525)	105	(3,152)	(105)
Dry hole expense and impairments of unproved properties	274	502	2,267	1,245
Impairments	1,504	322	5,075	836
(Gains) losses on divestitures, net	19	303	1,022	(1,891)
Total (gains) losses on derivatives, net	(223)	(255)	(100)	207
Operating portion of net cash received (paid) in settlement of derivative instruments	84	509	335	371
Other	101	123	320	327
Changes in assets and liabilities
Tronox-related contingent liability	—	22	(5,210)	4,360
(Increase) decrease in accounts receivable	(25)	(1)	(2)	103
Increase (decrease) in accounts payable and accrued expenses	(422)	(706)	(995)	97
Other items, net	(28)	163	772	(71)
Net Cash Provided by (Used in) Operating Activities	$257	$1,952	$(1,877)	$8,466

Capital Expenditures	$1,313	$2,169	$5,888	$9,256

	December 31,	December 31,
millions	2015	2014
Condensed Balance Sheets
Cash and cash equivalents	$939	$7,369
Accounts receivable, net of allowance	2,469	2,527
Other current assets	574	603
Net properties and equipment	33,751	41,589
Other assets	2,350	2,310
Goodwill and other intangible assets	6,331	6,569
Total Assets	$46,414	$60,967
Short-term debt	33	—
Other current liabilities	4,148	5,024
Tronox-related contingent liability	—	5,210
Long-term debt	15,718	15,092
Deferred income taxes	5,400	8,527
Other long-term liabilities	5,658	4,796
Stockholders’ equity	12,819	19,725
Noncontrolling interests	2,638	2,593
Total Equity	$15,457	$22,318
Total Liabilities and Equity	$46,414	$60,967
Capitalization
Total debt	$15,751	$15,092
Total equity	15,457	22,318
Total	$31,208	$37,410

Capitalization Ratios
Total debt	50%	40%
Total equity	50%	60%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil &			Oil &			Oil &
	Condensate	Natural Gas	NGLs	Condensate	Natural Gas	NGLs	Condensate	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended December 31, 2015
United States	229	2,068	112	21	190	10	$37.83	$2.08	$16.86
Algeria	68	—	6	7	—	—	44.69	—	30.04
Other International	19	—	—	1	—	—	44.42	—	—
Total	316	2,068	118	29	190	10	$39.71	$2.08	$17.52

Quarter Ended December 31, 2014
United States	220	2,549	119	20	234	12	$68.66	$3.46	$27.57
Algeria	70	—	10	6	—	1	79.80	—	54.02
Other International	10	—	—	1	—	—	81.64	—	—
Total	300	2,549	129	27	234	13	$71.67	$3.46	$29.63

Year Ended December 31, 2015
United States	232	2,334	124	85	852	45	$45.00	$2.36	$17.03
Algeria	59	—	6	22	—	2	51.93	—	29.85
Other International	26	—	—	9	—	—	51.09	—	—
Total	317	2,334	130	116	852	47	$46.79	$2.36	$17.61

Year Ended December 31, 2014
United States	203	2,589	116	74	945	43	$87.99	$4.07	$35.48
Algeria	66	—	3	24	—	1	98.53	—	56.16
Other International	23	—	—	8	—	—	103.42	—	—
Total	292	2,589	119	106	945	44	$91.58	$4.07	$36.01

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended December 31, 2015	779		71
Quarter Ended December 31, 2014	854		79

Year Ended December 31, 2015	836		305
Year Ended December 31, 2014	843		308

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil & Condensate	Natural Gas	NGLs	Oil & Condensate	Natural Gas	NGLs
Quarter Ended December 31, 2015
United States	$799	$395	$173	$—	$84	$—
Algeria	282	—	16	—	—	—
Other International	75	—	—	—	—	—
Total	$1,156	$395	$189	$—	$84	$—

Quarter Ended December 31, 2014
United States	$1,394	$811	$301	$149	$22	$3
Algeria	514	—	50	335	—	—
Other International	74	—	—	—	—	—
Total	$1,982	$811	$351	$484	$22	$3

Year Ended December 31, 2015
United States	$3,817	$2,007	$769	$6	$312	$17
Algeria	1,125	—	64	—	—	—
Other International	478	—	—	—	—	—
Total	$5,420	$2,007	$833	$6	$312	$17

Year Ended December 31, 2014
United States	$6,519	$3,849	$1,509	$81	$(85)	$6
Algeria	2,372	—	63	375	—	—
Other International	857	—	—	—	—	—
Total	$9,748	$3,849	$1,572	$456	$(85)	$6

Anadarko Petroleum Corporation
Estimated Year-End Proved Reserves 2013 - 2015

MMBOE	2015	2014	2013
Proved Reserves
Beginning of year	2,858	2,792	2,560
Reserves additions and revisions
Discoveries and extensions	29	63	145
Infill-drilling additions	89	577	410
Drilling-related reserves additions and revisions	118	640	555
Other non-price-related revisions	289	(137)	(40)
Net organic reserves additions	407	503	515
Acquisition of proved reserves in place	1	—	36
Price-related revisions	(624)	(1)	(23)
Total reserves additions and revisions	(216)	502	528
Sales in place	(279)	(124)	(12)
Production	(306)	(312)	(284)
End of year	2,057	2,858	2,792
Proved Developed Reserves
Beginning of year	1,969	2,003	1,883
End of year	1,632	1,969	2,003

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of February 1, 2016

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2016
WTI	65	$41.54	$53.08	$62.25
Brent	18	$47.22	$59.44	$69.47
	83	$42.77	$54.46	$63.82

Interest-Rate Derivatives
As of February 1, 2016

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016 - Sept. 2026	Sept. 2016	5.910%	3M LIBOR
Swap	$50 Million	Sept. 2016 - Sept. 2046	Sept. 2016	6.290%	3M LIBOR
Swap	$250 Million	Sept. 2016 - Sept. 2046	Sept. 2018	6.310%	3M LIBOR
Swap	$300 Million	Sept. 2016 - Sept. 2046	Sept. 2020	6.509%	3M LIBOR
Swap	$250 Million	Sept. 2016 - Sept. 2046	Sept. 2021	6.724%	3M LIBOR
Swap	$200 Million	Sept. 2017 - Sept. 2047	Sept. 2018	6.049%	3M LIBOR
Swap	$300 Million	Sept. 2017 - Sept. 2047	Sept. 2020	6.569%	3M LIBOR
Swap	$500 Million	Sept. 2017 - Sept. 2047	Sept. 2021	6.654%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended December 31, 2015				Quarter Ended December 31, 2014
	Oil &				Oil &
	Condensate	Natural Gas	NGLs	Total	Condensate	Natural Gas	NGLs	Total
	MBbls/d	MMcf/d	MBbls/d	MBOE/d	MBbls/d	MMcf/d	MBbls/d	MBOE/d
U.S. Onshore	166	1,958	106	598	152	2,088	113	613
Deepwater Gulf of Mexico	54	115	6	80	47	179	6	83
International and Alaska	96	—	6	102	88	—	10	98
Same-Store Sales	316	2,073	118	780	287	2,267	129	794
Divestitures*	—	(5)	—	(1)	13	282	—	60
Total	316	2,068	118	779	300	2,549	129	854

	Year Ended December 31, 2015				Year Ended December 31, 2014
	Oil &				Oil &
	Condensate	Natural Gas	NGLs	Total	Condensate	Natural Gas	NGLs	Total
	MBbls/d	MMcf/d	MBbls/d	MBOE/d	MBbls/d	MMcf/d	MBbls/d	MBOE/d
U.S. Onshore	167	2,017	117	620	136	2,092	110	595
Deepwater Gulf of Mexico	53	152	7	85	45	195	6	83
International and Alaska	94	—	6	100	94	—	3	97
Same-Store Sales	314	2,169	130	805	275	2,287	119	775
Divestitures*	3	165	—	31	17	302	—	68
Total	317	2,334	130	836	292	2,589	119	843

*	Includes China, Pinedale/Jonah, EOR, Bossier, and Powder River Basin CBM.